Exhibit 5.1

[Baker Botts L.L.P. Letterhead]

March 4, 2008

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Re:                               Liberty Media Corporation Post-Effective Amendment No.1 to Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Media Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Post-Effective Amendment No.1 on (the “Amendment”) to its Registration Statement on Form S-8 (File No. 333-134114) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). You have requested our opinion concerning the status under Delaware law of the 581,951 shares (the “Series A Liberty Interactive Shares”) of the Company’s Series A Liberty Interactive common stock, par value $.01 per share (the “Series A Liberty Interactive Common Stock”), and 116,390 shares (the “Series A Liberty Capital Shares” and, together with the Series A Liberty Interactive Shares, the “Shares”) of the Company’s Series A Liberty Capital common stock, par value $.01 per share (the “Series A Liberty Capital Common Stock”), included in the Registration Statement (as amended by the Amendment), that may be issued pursuant to the terms of the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007)(the “Plan”).

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                       Restated Certificate of Incorporation of the Company, as currently in effect;

2.                                       Bylaws of the Company, as currently in effect;

3.                                       Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement and the Amendment under the Securities Act; and

4.                                       The Plan.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Series A Liberty Interactive Common Stock and Series A Liberty Capital Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1.                                       The Shares have been duly authorized for issuance.

2.                                       If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement (as amended by the Amendment) and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Amendment. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.